Exhibit 10.50

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made as of the 5th day of November, 2003, by and between ISRAEL DISCOUNT BANK OF NEW YORK ("Lender"), a New York banking corporation, with an office at 511 Fifth Avenue, New York, New York 10036, and SYMS CORP., a New Jersey corporation ("Borrower"), with its chief executive office located at One Syms Way, Secaucus, New Jersey 07094.

                               W I T N E S S E T H

         WHEREAS, Borrower has requested that Lender provide a $20 million credit facility for the purposes hereinafter set forth; and

         WHEREAS, Lender has agreed to make the requested credit facility available on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP, consistently applied.

SECTION 1: CREDIT  FACILITY

         1.1 LOANS. Lender hereby agrees, on the terms and subject to the conditions of this Agreement, and for so long as no Event of Default exists, to make Revolving Credit Loans to Borrower during the period (the "Credit Period") from the date hereof to and including the Business Day immediately preceding the Commitment Termination Date, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, in an aggregate principal amount which, when added to the Lender Letter of Credit Obligations which are to be outstanding immediately after giving effect to the borrowing and application of such Loans, shall not exceed the Maximum Revolving Credit Amount (also hereinafter referred to as the "Commitment"). Subject to the terms of this Agreement, during the Credit Period, Borrower may borrow Revolving Credit Loans by means of Floating Rate Loans and LIBOR Rate Loans. The principal amount of any repayment during the Credit Period shall be deemed available, subject to the extent of an Available Commitment, for borrowing during the Credit Period and shall otherwise be governed in all respects by the other terms and conditions of this Agreement. Amounts repaid on or after the Commitment Termination Date may not be reborrowed. All Revolving Credit Loans shall be due and payable in full, together with all interest and fees accrued hereunder, on the Commitment Termination Date, subject to prior payment thereof as required pursuant to the terms hereof.

         1.2 USE OF PROCEEDS. The proceeds of the Loans shall be used solely for Borrower's general business purposes not inconsistent with the terms of this Agreement.


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         1.3 LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions hereof, and for so long as no Event of Default exists, Lender shall, upon the request of Borrower, issue Letters of Credit (which term shall be deemed to include the amendment, renewal or extension of an existing Letter of Credit) for the account of
Borrower during the period from the date hereof through and including the Commitment Termination Date having an aggregate face amount at any one time outstanding up to the Available Letter of Credit Commitment as then in effect. Documentary Letters of Credit shall not have an expiry date later than 90 days after issuance and standby Letters of Credit shall not have an expiry date later than 1 year after issuance. In no event, however, shall any Letter of Credit have an expiry date later than the Commitment Termination Date. Borrower shall execute and deliver to Lender, all letter of credit agreements and other documents required by Lender, in form and substance satisfactory to Lender in its sole discretion. Borrower agrees to unconditionally and absolutely indemnify, defend, pay and hold harmless Lender for all draws, claims, losses, damages, obligations and liabilities suffered or incurred at any time by Lender, including without limitation attorneys' fees and reasonable costs with respect to any and all Letters of Credit, except to the extent suffered or incurred as a result of Lender's gross negligence or willful misconduct. Lender shall notify Borrower in accordance with its customary practice of any payment or disbursement made by Lender under any Letter of Credit. Borrower shall either
(i) reimburse Lender in immediately available funds on the same day as Borrower is notified by Lender that any draw is paid by Lender under the Letters of Credit (all such amounts so paid or disbursed until paid, are hereinafter referred to as "Unpaid Drawings"), or (ii) notify the Lender that it has elected to convert such amount into a Revolving Credit Loan.

                  (b) If, notwithstanding the other provisions of this subsection 1.3, on the Commitment Termination Date there are outstanding any Letters of Credit which have not expired or been terminated with the consent of the Borrower and the respective beneficiaries thereof, then this Agreement (including, without limitation, this Section 1.3 and Section 2.7 hereof) and the respective rights, obligations and covenants of the Borrower and Lender under this Agreement shall remain in full force and effect until the date on which the last of the Letters of Credit expire or is terminated (with the consent of the Borrower and the respective beneficiaries thereof) and all payments made by Lender under the Letters of Credit are reimbursed in full by the Borrower except that the Commitment (including the obligation to issue Letters of Credit) shall terminate on the Commitment Termination Date and Lender shall have no obligation after the Commitment Termination Date to make Loans or issue or extend Letters of Credit hereunder.

                  (c) Upon the  execution  and delivery by Borrower to Lender of its standard form of application and continuing reimbursement agreement for Letters of Credit and Letter of Credit Security Agreement attached hereto as
Exhibit 1.3 (individually, an "Application", and collectively, the "Applications") and upon payment by Borrower to Lender of the standard charges and fees then customarily imposed by Lender in connection with such Applications, and the Letter of Credit Fees described in Section 2.4 for the sole account of Lender, Lender shall, subject to the terms and conditions of this Agreement, in a timely manner in accordance with its standard operating procedures, issue a Letter of Credit for the account of the Borrower. In the

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event of any conflict or inconsistency  between the terms and conditions of this
Agreement and the terms and conditions of any Application, the terms of this Agreement shall control.

                  (d) The obligations of the Borrower under this Section 1.3 to reimburse Lender with respect to Unpaid Drawings (including interest thereon) shall, absent gross negligence or willful misconduct of Lender, be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against Lender.

SECTION 2: INTEREST, FEES AND CHARGES

         2.1 INTEREST.

             2.1.1 REVOLVING CREDIT LOANS:

                  (a) RATE OPTIONS. Except as provided below, all Loans shall bear interest at the applicable Floating Rate. At the time of each Loan, and thereafter from time to time, Borrower shall have the right, subject to the terms and conditions of this Agreement, and provided no Event of Default has occurred and is continuing, to designate to Lender in a writing that all or a portion of the Loans shall bear interest at either the (i) LIBOR Based Rate or
(ii) Floating Rate. Interest on each portion thereof shall accrue and be paid at the time and rate applicable to the respective option selected by Borrower or otherwise governing under the terms of this Agreement. If for any reason the LIBOR Based Rate option is unavailable, the Floating Rate shall apply. The rate of interest on Floating Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate effective as of the opening of business on the day that any such change in the Prime Rate occurs.

                  (b) LIBOR RATE OPTION:

                                (i)  REQUESTS.  Provided no Event of Default has
occurred and is continuing, and subject to the provisions of this Section 2.1.1(a)(i), if Borrower desires to have the LIBOR Based Rate apply to all or a portion of the Loans, Borrower shall give Lender a written irrevocable request no later than 12:00 Noon Eastern time two (2) Business Days prior to the requested borrowing date specifying (i) the date the LIBOR Based Rate shall apply (which shall be a Business Day), (ii) the LIBOR Interest Period, and (iii) the amount to be subject to the LIBOR Based Rate provided that such amount shall be an integral multiple of $100,000. In no event may Borrower have outstanding at any time more than five different tranches of LIBOR Rate Loans.

                                (ii) LIBOR  INTEREST  PERIODS.  LIBOR Rate Loans
shall be selected by Borrower for a LIBOR Interest Period during which the LIBOR Based Rate is applicable; provided, however, that (x) if the LIBOR Interest Period would otherwise end on a day which shall not be a Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding Business Day as is customary in the market to which such LIBOR Rate Loan relates. All accrued and unpaid interest on a LIBOR Rate Loan shall be paid at the end of the applicable LIBOR Interest Period in accordance with Section
3.2.2.  Notwithstanding


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anything herein contained to the contrary, no LIBOR Interest Period with respect to any of the Revolving Credit Loans may end after the Commitment Termination Date. Subject to all of the terms and conditions applicable to a request to convert all or a portion of the Loans to a LIBOR Rate Loan, Borrower may extend a LIBOR Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Rate Loan. If Borrower fails to notify Lender of the LIBOR Interest Period for a subsequent LIBOR Rate Loan at least two (2) Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Rate Loan, then such outstanding LIBOR Rate Loan shall, at the end of the applicable LIBOR Interest Period, accrue interest at the Floating Rate.

                                (iii)  ADJUSTMENTS.  The Adjusted LIBOR Rate may
be automatically adjusted by Lender on a prospective basis to take into account the increased costs of the Lender in making or maintaining LIBOR Rate Loans hereunder due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to, changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor or other applicable governing body), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to Section 2.7 below, that increase the cost to Lender of funding the LIBOR Rate Loan. Lender shall promptly give Borrower notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment.

                                (iv)  UNAVAILABILITY.  If  Borrower  shall  have
requested  the rate based on the  Adjusted  LIBOR Rate in  accordance  with this
Section 2.1.1(a)(i) and Lender shall have reasonably determined, in good faith, that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Rate Loan and for the LIBOR Interest Period specified are unavailable, or that the rate based on the Adjusted LIBOR Rate will not adequately and fairly reflect the cost of the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Rate Loan during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to Borrower that the rate based on the Adjusted LIBOR Rate is not available. A determination, in good faith, by Lender hereunder shall, absent manifest error, be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination,
(i) the obligation to convert to, or maintain a LIBOR Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender, shall have notified Borrower that such conditions shall have ceased to exist, and (ii) the portion of the Loans subject to the request or requested conversion shall accrue interest at the Floating Rate.

                                (v) ILLEGALITY.  Notwithstanding anything to the
contrary herein contained, if any change in any law or regulation or in the interpretation thereof after the date hereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for Lender to make or maintain any LIBOR Rate


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Loan,  then, by written  notice to Borrower,  Lender may: (i) declare that LIBOR
Rate Loans will not thereafter be made by Lender hereunder, whereupon Borrower shall be prohibited from requesting LIBOR Rate Loans from Lender hereunder unless such declaration is subsequently withdrawn; and (ii) if unlawful to be so maintained, require that all outstanding LIBOR Rate Loans made by it be converted to Floating Rate Loans, in which event (x) all such LIBOR Rate Loans shall be automatically converted to Floating Rate Loans as of the effective date of such notice as provided in the sentence below and (y) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Rate Loans shall instead be applied to repay the Floating Rate Loans resulting from the conversion of such LIBOR Rate Loans. For purposes of this Paragraph (E), a notice to Borrower by Lender pursuant to this paragraph shall be effective, if lawful, on the last day of the then current LIBOR Interest Period; in all other cases, such notice shall be effective on the day of receipt by Borrower.

                                (vi) CAPITAL ADEQUACY. If, due to either (i) the
introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (where or not having the force of law) issued after the date hereof (each a "Change of Law"), there shall be any increase in the cost to Lender of making, funding, or maintaining Loans or issuing or maintaining Letters of Credit, then Borrower shall, from time to time, upon Lender's demand, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. In addition, if Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date hereof affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender and that the amount of such capital is increased by or based upon the existence of loans or letters of credit hereunder, then, upon Lender's demand, Borrower shall immediately pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender or such corporation in the light of such circumstances to the extent that Lender reasonably determines such increase in capital to be allocable to the existence of loans or letters of credit hereunder. Notwithstanding anything to the contrary herein contained, the Borrower shall not be required to compensate the Lender for any increased costs or increased capital incurred more than ninety
(90) days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or increased capital and of Lender's intention to claim compensation therefor.

             2.1.2 DEFAULT RATE OF INTEREST. Upon the occurrence of any Event of Default under Sections 7.1.1 or 7.1.2, or upon the occurrence of any other Event of Default and notice from the Lender to the Borrower, during the continuance of such Event of Default, the outstanding principal balance of all Loans shall, at the option of Lender, bear interest at a rate per annum equal to the Default Rate.

             2.1.3 CONVERSION OF LOANS. Subject to the terms hereof, Borrower shall have the right to convert Floating Rate Loans into LIBOR Rate Loans and LIBOR Rate Loans into Floating Rate Loans from time to time, provided that Borrower shall give to Lender notice of


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each such  conversion as provided in Section 3.1.1 and provided  further that no conversion of LIBOR Rate Loans shall occur except on the last day of the LIBOR Interest Period applicable thereto unless Borrower has compensated Lender pursuant to Section 2.7(e) hereof.

             2.2 COMPUTATION OF INTEREST AND FEES. Interest and all fees shall be computed on the actual number of days elapsed over a year of 360 days.

             2.3 UNUSED LINE FEE. Borrower shall pay to Lender a non-refundable unused line fee (the "Line Fee") on the daily average amount of the Available Commitment for the period from the date hereof to and including the earlier of the date the Commitment is terminated pursuant to Section 3.3 hereof or the Commitment Termination Date, at the rate of .5% per annum. The Line Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the earlier of the date the Commitment is terminated pursuant to Section 3.3 hereof or the Commitment Termination Date.

             2.4 LETTER OF CREDIT FEES. Borrower shall pay to Lender letter of credit fees equal to (i) for documentary letters of credit, the greater of (1) one-eighth of one percent (.125%) of the face amount of such documentary letters of credit or (2) $100.00, payable at (A) the time of a draw on a Letter of Credit and (B) the time of the issuance of a Letter of Credit and on each 120th day thereafter (if such Letter of Credit shall remain outstanding) to the extent of the undrawn amount of such Letter of Credit, and (ii) for standby letters of credit two and one-half percent (2.5%) per annum of the face amount of each such standby letter of credit, payable quarterly in advance. Borrower shall also pay to Lender all of Lender's standard charges and fees (including without limitation all cable and wire transfer charges) for the amendment, extension, cancellation or other administration of each such Letter of Credit ("Administrative Fees"). All such fees are collectively the "L/C Fees". L/C Fees shall not be subject to refund or pro-ration for any reason.

             2.5 DEFICIENCY BALANCE FEES. Borrower shall pay a deficiency balance fee ("Deficiency Balance Fee") on (a) the excess, if any, of (i) $250,000 over (ii) the aggregate average daily balance of collected free and unrestricted funds in Borrower's non-interest bearing deposits maintained with Lender, after deducting any and all service charges thereon (the "Collected Balances") during each three month period or portion thereof (the "Period"); multiplied by (b) the average of the Floating Rate in effect during such Period for the actual number of days in the Period. The Deficiency Balance Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the earlier of the date the Commitment is terminated pursuant to Section 3.3.2 hereof or the Commitment Termination Date.

             2.6 REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs reasonable out-of-pocket legal or accounting expenses or any other reasonable out-of-pocket costs or expenses in connection with (a) the analysis, negotiation and preparation of this Agreement or any of the other Loan Documents, and any amendment, modification, replacement or termination of this Agreement or any of the other Loan Documents that has been requested by Borrower and Lender or been executed by the Loan Parties; (b) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby;
(c) any litigation, contest, dispute, suit,


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proceeding  or action  (whether  instituted  by  Lender,  Borrower  or any other
Person) in any way relating to this Agreement or any of the other Loan Documents or Borrower's affairs (except to the extent any such cost or expense arises from Lender's gross negligence or willful misconduct); or (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, then all such costs and expenses shall be charged to Borrower. All amounts chargeable to Borrower under this Section shall be payable promptly after demand by the Lender therefore, which demand shall include a reasonably detailed invoice therefore, and shall bear interest from the date 10 business days after such demand is made until paid in full at the Floating Rate applicable to the Loans from time to time.

             2.7 MAXIMUM REVOLVING CREDIT OBLIGATIONS; PREPAYMENTS.

                  (a) At no time shall the aggregate principal amount of the Loans and Lender Letter of Credit Obligations outstanding exceed the Maximum Revolving Credit Amount. In the event that for any reason, the aggregate outstanding principal amount of the Loans and Lender Letter of Credit Obligations exceeds the Maximum Revolving Credit Amount, Borrower shall immediately, after notice, prepay the Loans or cash collateralize the Letters of Credit in an amount sufficient to reduce the sum of the aggregate principal amount of the Loans and Lender Letter of Credit Obligations to an amount not greater than the Maximum Revolving Credit Amount. Any such prepayment shall be made with interest accrued to the date of prepayment and be subject to the indemnity agreement set forth in Section 2.7(e) hereof.

                  (b) Subject to the delivery of a Borrowing  Notice pursuant to
Section 3.1.1 and to the indemnity agreement set forth in Section 2.7(e) hereof with respect to LIBOR Rate Loans, but otherwise without premium or penalty, Borrower shall have the right to prepay any Loan at any time and from time to time in whole or in part; PROVIDED, HOWEVER, that (x) any such prepayment (other than a prepayment pursuant to SECTION 2.7(A)) shall be in an amount not less than such amounts as provided in Section 2.7(d) hereof; and (y) any such prepayment of a Loan shall be made with interest accrued on the principal amount being prepaid to the date of prepayment.

                  (c) Except as set forth in Sections 2.1.1(b)(iv) and (v) hereof, and except as may be otherwise expressly directed by Borrower provided no Event of Default exists or is continuing, all payments and repayments made pursuant to the terms hereof shall be applied first to Floating Rate Loans, and shall be applied to LIBOR Rate Loans only to the extent any such payment exceeds the principal amount of Floating Rate Loans outstanding at the time of such payment.

                  (d) Except for borrowings which exhaust the full remaining amount of the Commitment or prepayments pursuant to SECTION 2.7(A) or which result in the prepayment of all Loans of a particular type, each borrowing and prepayment and each conversion of a LIBOR Rate Loan shall be in a minimum amount of $100,000, and each borrowing and prepayment of a Floating Rate Loan shall be in a minimum amount of $50,000.

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                  (e) INDEMNITY; YIELD PROTECTION.  [Borrower hereby indemnifies
Lender against any loss (each a "Loss") or reasonable out-of-pocket expenses which Lender may sustain or incur as a consequence of (a) the receipt or recovery by Lender whether by voluntary prepayment, acceleration or otherwise, of all or any part of a LIBOR Rate Loan other than on the last day of any LIBOR Interest Period applicable to such Loan, (b) the conversion of a LIBOR Rate Loan prior to the last day of any LIBOR Interest Period applicable to such LIBOR Rate Loan, (c) the failure to borrow any LIBOR Rate Loan after agreement shall have been reached with respect to the LIBOR Interest Period therefor, or (d) any failure by Borrower to borrow a LIBOR Rate Loan on the date specified by Borrower's written notice. The Borrower shall pay to Lender a yield maintenance fee (the "yield maintenance fee") as payment in full in respect of each such Loss, if any, computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the LIBOR Interest Period as to which the prepayment is made, shall be subtracted from the "Cost of Funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the term chosen pursuant to the LIBOR Interest Period as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Lender upon prepayment of the LIBOR Rate Loan. "Cost of Funds" as used herein means with respect to any such LIBOR Rate Loan the Adjusted LIBOR Rate applicable thereto. If by reason of an Event of Default hereunder, Lender elects to declare the Loans to be immediately due and payable, then any yield maintenance fee with respect to the Loans shall become due and payable in the same manner as though Borrower had been granted and had exercised a right of prepayment.]

SECTION 3:  LOAN ADMINISTRATION

         3.1 MANNER OF BORROWING LOANS. Borrowings under the Credit Facility established pursuant to Section 1 hereof shall be as follows:

             3.1.1 LOAN REQUESTS. A request for a Loan shall be made, or shall be deemed to be made, by an Authorized Officer in the following manner: Borrower shall give Lender telephonic notice, to be promptly confirmed in writing on the form attached hereto as Exhibit 3.1.1., of each borrowing (or continuation with respect to a LIBOR Rate Loan), each conversion and prepayment of a Loan and, in the case of the borrowing or prepayment of, or conversion of a Loan into, a LIBOR Rate Loan, of the duration of each LIBOR Interest Period applicable thereto (a "Borrowing Notice"). Each Borrowing Notice shall be irrevocable and shall be effective only if received by Lender no later than, in the case of the borrowing (or continuation), prepayment or conversion of a Floating Rate Loan, 12:00 Noon New York City time, on the date of borrowing (or continuation), prepayment or conversion of such Floating Rate Loan or, in the case of the borrowing (or continuation), prepayment or conversion of a LIBOR Rate Loan, 12:00 Noon New York City time, on the date which is at least two (2) Business Days, prior to the date of such borrowing (or continuation), prepayment or conversion of the Loan designated in the Borrowing Notice. Each such Borrowing Notice shall specify (a) the amount and type of Loan to be borrowed (or continued), converted or prepaid and (b) the date of such borrowing (or continuation), conversion or prepayment (which shall be a Business Day). Each such Borrowing Notice of the duration of an LIBOR Interest Period shall specify the LIBOR Rate Loans to which such LIBOR Interest Period is to relate.

             3.1.2 DISBURSEMENT. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this Section 3.1 as follows: the proceeds of each Loan shall be disbursed by Lender in lawful money of the United States of America in immediately available funds to Borrower's operating account maintained with Lender for such purpose.

             3.1.3 AUTHORIZATION. Borrower hereby authorizes Lender, in Lender's sole discretion, to debit Borrower's operating account(s) in such sums as are sufficient to pay all interest, when due, all principal when due, and all costs, fees and expenses at any time owed by Borrower to Lender hereunder. Promptly following any debit to Borrower's operating account for fees and expenses, Lender shall provide Borrower with an invoice as to such fees and expenses.

         3.2 PAYMENTS.  The Obligations shall be payable as follows:

             3.2.1 FUNDS; MANNER OF PAYMENT. Each payment and prepayment of principal and interest on the Note shall be made in lawful money of the United States in Federal or other immediately available funds without set-off or counterclaim to Lender. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

             3.2.2 INTEREST. Except as provided in the following sentence, accrued interest on each Loan shall be payable in arrears (i) in the case of Floating Rate Loans, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in the case of LIBOR Rate Loans, on the last day of the applicable LIBOR Interest Period relating thereto, and in each case until the maturity of such Loan or the payment or prepayment thereof in full. Interest at the Default Rate shall be payable from time to time on demand of Lender.

             3.2.3 COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof to Lender or to any other Person designated by Lender in writing.

             3.2.4 OTHER OBLIGATIONS. The balance of the Obligations (other than those set forth in this Section 3.2) requiring the payment of money shall be payable by Borrower to

Lender as and when provided in this Agreement, the Revolving Credit Note, the Other Agreements, or the other Loan Documents.

         3.3  MANDATORY  AND  OPTIONAL  PREPAYMENTS;   COMMITMENT  REDUCTION  OR
TERMINATION.

             3.3.1 REDUCTION OR TERMINATION OF THE COMMITMENT. Borrower shall have the right, upon at least two (2) Business Days' prior written or telephonic notice (promptly confirmed in writing) to Lender, at any time to terminate or from time to time reduce the Commitment without premium or penalty; PROVIDED that the Commitment may not be reduced to the extent that following such reduction the sum of the aggregate unpaid principal balance of the Loans and the Lender Letter of Credit Obligations would exceed the Commitment. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or extend or amend any Letters of Credit on or after the termination date stated in such notice.

             3.3.2 EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement given by Borrower pursuant to Section 3.3.1. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds and with respect to any outstanding Letters of Credit issued for the account of Borrower and any other outstanding Obligations of Borrower to Lender, Lender has obtained sufficient cash collateral or an appropriate indemnification by any new lender.

         3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. Subject to subsection 2.7 of this Agreement, all items of payment received by Lender by 2:00 P.M. Eastern time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 2:00 P.M. Eastern time, on any Business Day shall be deemed received on the following Business Day. Until payment in full of all Obligations and termination of this Agreement, Borrower irrevocably waives (except as otherwise expressly provided for by Lender) the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may reasonably deem advisable, notwithstanding any entry by Lender upon any of its books and records.

             3.4.1 RELIANCE BY LENDER. Lender shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone) believed by it to be genuine and correct and to have been signed or sent by or on behalf of Borrower or such other proper person or persons as may be designated by Borrower in writing from time to time, and upon advice and statements of legal counsel, independent accountants and other experts reasonably selected by Lender.

SECTION 4: REPRESENTATIONS AND WARRANTIES

         4.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to extend credit hereunder, each of the Loan Parties makes the following representations and warranties to Lender:

             4.1.1 ORGANIZATION AND QUALIFICATION. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Each Loan Party is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT 4.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Loan Parties taken as a whole (a "Material Adverse Effect").

             4.1.2 CORPORATE POWER AND AUTHORITY. Each Loan Party has full corporate power and authority to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not
(i) require any consent or approval of the shareholders of the Loan Parties that has not been obtained; (ii) contravene any Loan Party's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause any Loan Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Loan Party, except to the extent that any such violation or default would not have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which a Loan Party is a party or by which it or its Properties may be bound or affected, except to the extent that any such breach or default would not have a Material Adverse Effect; or either
(v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by any Loan Party, other than the Liens created hereby in favor of Lender.

             4.1.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement to which it is a party, will be, a legal, valid and binding obligation of such Loan Party and enforceable against such Loan Party in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

             4.1.4 TITLE TO PROPERTIES; PRIORITY OF LIENS. Borrower and each of its Subsidiaries has good and valid title to, or valid and subsisting interests in, all of its real Property, and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien against any Properties of Borrower that is not a Permitted Lien.

             4.1.5 FINANCIAL STATEMENTS; FISCAL YEAR. The audited Consolidated and Consolidating balance sheets of Borrower as of March 1, 2003 and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP and present fairly the financial positions of Borrower at such dates and the results of Borrower's operations for such period. Except as set forth on
Exhibit 4.1.5, since March 1, 2003, there has been no material adverse change in the financial condition of Borrower. The fiscal year of Borrower and, as of the date of this Agreement, each of its Subsidiaries ends on or about the last day of February of each year.

             4.1.6 FULL  DISCLOSURE.  The  financial  statements  referred to in
Section 4.1.5 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender provided pursuant to this Agreement or the other Loan Documents, contain any untrue statement of a material fact or, (when taken as a whole with all other information submitted by Borrower or made available by Borrower to Lender), omit a material fact necessary to make the statements contained therein or herein not misleading.

             4.1.7 SOLVENT FINANCIAL CONDITION. Borrower is now and, after giving effect to the Loans and Letters of Credit to be extended hereunder, at all times will be, Solvent.

             4.1.8 SURETY OBLIGATIONS. Except pursuant to the Loan Documents or as set forth on EXHIBIT 4.1.5 hereto, as of the date of this Agreement no Loan Party is obligated as guarantor, surety or indemnitor under any guaranty, surety or similar bond to assure payment, performance or completion of performance of any Indebtedness for Money Borrowed of any other Person.

             4.1.9 TAXES. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other tax reports it is required by law or extensions to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and the applicable Borrower or Subsidiary maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and each Subsidiary of Borrower is reasonably adequate for all years not closed by applicable statutes, and for its current fiscal year.

             4.1.10 BROKERS. There are no claims against Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

             4.1.11 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Borrower and each Subsidiary of Borrower own or possess all the patents, trademarks, service marks, trade names, copyrights and licenses used in and necessary for the present conduct of its business without any known conflict with the rights of others, except to the extent that any such failure so to do would not have a Material Adverse Effect.

             4.1.12 GOVERNMENTAL CONSENTS. Each Loan Party has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to conduct its business and to own or lease and operate its Properties as now owned or leased by it, except, in each such case, where such failure would not have a Material Adverse Effect on the business or Properties of the Loan Parties taken as a whole.

             4.1.13 COMPLIANCE WITH LAWS. Each Loan Party has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to it, its Properties or the conduct of its business, domestic or foreign, and there have been no citations, notices or orders of noncompliance issued to it under any such law, rule or regulation, except, in each such case, where such noncompliance would not have a Material Adverse Effect on its business, Property or financial condition. Each Loan Party has established and maintains a system to monitor its compliance with all federal, state and local laws, regulations and rules applicable to it, domestic or foreign, the failure with which to comply would have a Material Adverse Effect.

             4.1.14 RESTRICTIONS. No Loan Party is a party or subject to any contract or agreement which prohibits its execution of or compliance with this Agreement or the other Loan Documents to which it is a party.

             4.1.15 LITIGATION. Except as set forth on EXHIBIT 4.1.15 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of such Loan Party, threatened, against or affecting it or the business, operations, Properties, profits or condition of such Loan Party which
(a) directly relate to the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) based on its good faith assessment of the outcome, would reasonably be expected to have a Material Adverse Effect. No Loan Party is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, except to the extent that any such default would not have a Material Adverse Effect.

             4.1.16 NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute an Event of Default.

             4.1.17 LEASES. Borrower is in full compliance with all of the terms of each of its respective capitalized and operating leases except where such noncompliance would not have a Material Adverse Effect.

             4.1.18  EMPLOYEE  PENSION  BENEFIT  PLANS.  Except as  disclosed on
EXHIBIT 4.1.18, neither Borrower nor any Subsidiary of Borrower has established, maintained or contributed to (or had the obligation to contribute to) any Employee Pension Benefit Plans. With respect to its Employee Pension Benefit Plans, Borrower and/or its Subsidiaries as appropriate will have made, on or prior to the Closing Date, all payments required to be made by it on or prior to the Closing Date. Borrower has made available to Lender a true and correct copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to all Employee Benefit Plans maintained by Borrower and/or any Subsidiary of Borrower. All Employee Benefit Plans of Borrower and its Subsidiaries have been operated in material compliance with the provisions of the governing documents and with all applicable laws including, without limitation, ERISA and the Code and the regulations and rulings thereunder. Neither Borrower nor any Subsidiary of Borrower has incurred any withdrawal liability, nor does Borrower or any of its Subsidiaries, except as disclosed on
EXHIBIT 4.1.18, have any contingent withdrawal liability, under ERISA to any Multiemployer Plan. The present value of all accrued benefits under each Single Employer Plan maintained by each Borrower and/or any of its Subsidiaries (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. All liabilities relating to accrued benefits or individual accounts under those Employee Benefit Plans which are exempt from Part IV of ERISA have been funded (either through insurance or otherwise) as of the date of this representation. There are no pending actions, claims or lawsuits which have been asserted or instituted against Borrower or its Subsidiaries' Employee Pension Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or against any fiduciary of any of such Employee Pension Benefit Plans (other than routine benefit claims) nor does Borrower or any of its Subsidiaries have knowledge of facts which could form the basis for any such action, claim or lawsuit. There are no investigations or audits of Borrower's or its Subsidiaries' Employee Pension Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such Employee Pension Benefit Plans which have been threatened or instituted nor does Borrower or any of its Subsidiaries have knowledge of facts which could form the basis for any such investigation or audit.

             4.1.19 LABOR RELATIONS. Except as described on EXHIBIT 4.1.19 hereto, as of the date of this Agreement neither Borrower nor any Subsidiary of Borrower is a party to any collective bargaining agreement. There are no grievances, disputes or controversies with any union or any other organization of Borrower or any Subsidiary of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization which would reasonably be expected to have a Material Adverse Effect.

             4.1.20 FEDERAL RESERVE REGULATIONS. Borrower is not engaged principally in, nor does it have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended to the date hereof). No part of the proceeds of any of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates or which is inconsistent with the provisions of Regulations T, U, or X of said Board of Governors.

             4.1.21 NOT AN INVESTMENT COMPANY. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is it subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness for Money Borrowed hereunder.

         4.1.22 ENVIRONMENTAL MATTERS.

                (a)  To the  best  knowledge  of  Borrower,  all  of  Borrower's operations and facilities are in material compliance with all material Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law at its operations and facilities which is reasonably likely to have a Material Adverse Effect.

                (b) Borrower has not received any written complaint, notice of violation, or of potential liability that is currently pending under Environmental Laws which is reasonably likely to have a Material Adverse Effect, nor is it aware that any governmental authority is contemplating delivering to it any such notice.

                (c) Borrower does not generate, treat, store or dispose of Hazardous Materials except in a DE MINIMIS amount, in the ordinary course of its business and in material conformity with all applicable material Environmental Laws.

             4.1.23 INDEBTEDNESS. Except as described on Exhibit 4.1.23 attached hereto and except for Loans and Letters or Credit contemplated hereunder, neither Borrower nor any of its Subsidiaries has outstanding, as of the Closing Date, and after giving effect to the initial Loans and Letters of Credit hereunder on the Closing Date, any Indebtedness for Money Borrowed.

         4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Loan Party contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 5: COVENANTS AND CONTINUING AGREEMENTS

         5.1 AFFIRMATIVE COVENANTS. During the term of this Agreement, so long as the Commitment remains in effect, and for so long as there are any Obligations outstanding to Lender, each Loan Party covenants and agrees that, unless otherwise consented to by Lender in writing, it shall do the following:

             5.1.1 VISITS AND INSPECTIONS. Permit representatives of Lender, from time to time, during normal business hours, as often as may be reasonably requested, to visit and inspect the Properties of Borrower and any Subsidiary of Borrower, inspect, audit and make extracts from their books and records, and discuss with their officers, their employees and their independent accountants, Borrower's and any Subsidiary of Borrower's business, assets, liabilities, financial condition, business, prospects and results of operations. Notwithstanding anything to the contrary contained herein, unless an Event of Default shall have occurred and be continuing, all costs and expenses incurred by Lender under this Section 5.1.1 shall be for the account of the Lender, and the Borrower shall have no liability therefore.

             5.1.2 NOTICES. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect, including but not limited to promptly giving written notice to Lender of: (i) the details of any Reportable Events (as defined in ERISA); (ii) the occurrence of any event which constitutes an Event of Default; (iii) the commencement of any proceeding or litigation which, if adversely determined, would materially and adversely affect its financial condition or ability to conduct its business; and (iv) the creation, establishment or acquisition, in any manner, of any Subsidiary not existing on the date hereof.

             5.1.3 FINANCIAL STATEMENTS. Cause to be prepared and furnished to Lender the following (all to be prepared on a consistent basis):

                   (a) not later than ninety (90) days after the close of each fiscal year of Borrower, either its 10K or audited consolidated financial statements of Borrower and its Consolidated Subsidiaries as of the end of such year, prepared and certified by either Deloitte & Touche LLP or another nationally recognized firm of independent certified public accountants selected by Borrower to have been prepared in accordance with GAAP without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit;

                   (b) not later than forty-five (45) days after the end of each fiscal quarter hereafter, other than the fiscal quarter ending on the last month of Borrower's fiscal year, either its 10Q or unaudited interim financial statements of Borrower and its Consolidated Subsidiaries as of the end of such quarter and of the portion of Borrower's fiscal year then elapsed, on a Consolidated and Consolidating basis, certified by the principal financial officers of Borrower to have been prepared in accordance with GAAP and fairly to present the Consolidated and Consolidating financial position and results of operations of Borrower and its Subsidiaries for such quarter and period, subject only to the absence of footnotes, changes from audit and normal year-end audit adjustments;

                   (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements and 8K's, which any such Loan Party files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                   (d) promptly after the filing thereof, copies of any annual report to be filed under ERISA in connection with each Plan;

                   (e) not later than forty-five (45) days after the close of each fiscal quarter hereafter, financial Projections for Borrower for the balance of the current fiscal year in form reasonably acceptable to Lender;

                   (f) together with each set of financial statements described in (i) and (ii) above, or more frequently if requested by Lender, a compliance certificate signed by the chief financial officer of Borrower substantially in the form of EXHIBIT 5.1.3 attached hereto, demonstrating compliance with the financial covenants contained in Section 5.3 by calculation thereof as of the end of such fiscal period, and certifying that no event has occurred which constitutes an Event of Default under the Loan Documents; and

                   (g) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to Borrower's financial condition or results of operations.

                   (h) Within forty-five (45) days after the delivery of the financial statements described in clause (i) of Section 5.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management, if any, that is prepared in connection with such financial statements.

             5.1.4 SIGNIFICANT SUBSIDIARIES. If the Borrower establishes, creates, acquires or maintains any Significant Subsidiary, such entity shall execute and deliver to the Lender an unconditional guaranty of payment of all the Obligations, which guaranty shall be in form and substance reasonably satisfactory to the Lender.

             5.1.5 CONTINUANCE OF BUSINESS. Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the same or a similar line of business, except to the extent the failure so to do would not have a Material Adverse Effect.

             5.1.6 PERFORM OBLIGATIONS. Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that (a) the failure so to do would not have a Material Adverse Effect, or (b) such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by it, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its Properties.

             5.1.7 INSURANCE. Maintain or cause to be maintained, with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses; file with Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby;

             5.1.8 COMPLY WITH ERISA. Comply with all applicable provisions of ERISA now or hereafter in effect, except to the extent the failure so to comply would not have a Material Adverse Effect.

             5.1.9 COMPLIANCE WITH LAWS. Comply in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to it, its Properties or the conduct of its business, domestic or foreign, except where such noncompliance would not have a Material Adverse Effect.

             5.1.10 ENVIRONMENTAL LAWS.

                   (a) Comply in all material respects with all material Environmental Laws and obtain, comply with and maintain any and all material licenses, approvals, registrations or permits required by material Environmental Laws; and

                   (b) Defend, indemnify and hold harmless Lender and its respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or relating to the violation of or non-compliance with any material Environmental Laws applicable to any Loan Party, or any orders, requirements or demands of any governmental authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         5.2 NEGATIVE COVENANTS. During the term of this Agreement, so long as the Commitment remains in effect, and for so long as there are any Obligations outstanding to Lender, Borrower covenants and agrees that, unless Lender has first consented thereto in writing, it will not do the following:

             5.2.1 ACQUISITIONS; MERGERS.

                   (a) Acquire or permit any Subsidiary of a Borrower to acquire all or substantially all of the stock, securities or assets of any Person (whether by purchase, merger, consolidation or otherwise) other than another Loan Party and other than acquisitions of (i) capital assets to the extent governed by Section 5.3.4 and/or (ii) acquisitions of inventory in the ordinary course of its business in any transaction or in any series of related transactions (an "Acquisition"), unless such Acquisition constitutes a Permitted Acquisition.

                   (b) Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person unless either Borrower or such Subsidiary is the surviving corporation, the Loan Parties remain in compliance with all covenants and agreements contained in this Agreement and the other Loan Documents, and there exists no Event of Default after giving effect thereto, except that any Subsidiary may merge into or consolidate with the Borrower or another Subsidiary.

             5.2.2 LOANS. Make, or permit any Subsidiary of a Borrower to make, any loans or other advances of money (other than (i) any loan, advance, store credit or similar credit extended to retail or wholesale customers of any Loan Party in the ordinary course of business, (ii) commission, travel and other loans, credits and advances to officers and employees in the ordinary course of business consistent with past practice and (ii) anticipatory prepayments to vendors in the ordinary course of business) to any Person (other than another Loan Party) exceeding $2,000,000 in the aggregate outstanding at any time.

             5.2.3 TOTAL INDEBTEDNESS FOR MONEY BORROWED. Create, incur, assume, or suffer to exist, or permit any Subsidiary of a Borrower to create, incur, assume, or suffer to exist, any Indebtedness for Money Borrowed, except:

                   (a) Indebtedness for Money Borrowed owing to Lender under or in connection with the Loan Documents;

                   (b) Indebtedness for Borrower Money to another Loan Party;

                   (c) Obligations to pay Capitalized Lease Obligations;

                   (d) Permitted Purchase Money Indebtedness;

                   (e) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                   (f) Indebtedness set forth on Exhibit 4.1.23 hereto; and

                   (g) guaranties of Capitalized Lease Obligations to the extent that such lease obligations or similar obligations are not otherwise prohibited by this Agreement;

             5.2.4 AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into, or be a party to, any transaction with any Affiliate of Borrower (other than another Loan Party), except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or Subsidiary's business and upon fair and reasonable terms that are no less favorable to Borrower or Subsidiary than such Borrower or Subsidiary would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower or its Subsidiaries.

             5.2.5 LIMITATION ON LIENS. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                   (a) Liens at any time granted in favor of Lender;

                   (b) Liens for taxes, assessments or charges imposed by any governmental authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in
Section 4.1.9 hereto;

                   (c)  deposits  under  workers'   compensation,   unemployment
insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal bonds or discharge of lien bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                   (d) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's or mechanic's liens, incurred in good faith in the ordinary course of business and deposits made or bonds filed in the ordinary course of business to obtain the release of such liens;

                   (e) Liens existing on the Property of any Person at the time such Person becomes a Subsidiary of the Borrower or is merged or consolidated into the Borrower pursuant to a Permitted Acquisition transaction, and, in each case, not created in contemplation of or in connection with the Permitted Acquisition transaction, provided however, that such Liens do not extend to any other Property of the Borrower;

                   (f) such other Liens as appear on EXHIBIT 5.2.5 hereto;

                   (g) Purchase Money Liens securing Permitted Purchase Money Indebtedness; and

                   (h) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1.13;

                   (i) , zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and the Subsidiaries;

                   (j) Liens in favor of a financial institution encumbering deposits (including the right of set-off) held by such financial institution in the ordinary course of its commercial business and which are within the general parameters customary in the banking industry;

                   (k) Liens on the assets of any Subsidiary in favor of the Borrower or any other Subsidiary, and Liens on assets of the Borrower in favor of any Subsidiary;

                   (l) Liens on "margin stock" to the extent that a prohibition on such Liens would violate Regulation U;

                   (m) any extension, renewal or replacement of any Lien otherwise permitted by this Agreement, PROVIDED that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date of this Agreement and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                   (n) one or more other Liens securing Indebtedness or other obligations, in the aggregate, not in excess of $500,000 at any one time outstanding;

                   (o) such other Liens as Lender may hereafter approve in writing.

             5.2.6 [RESERVED].

             5.2.7 DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose of all or substantially all of its Assets other than any sale, lease or other disposition of any Subsidiary to the Borrower.

             5.2.8 RESTRICTED INVESTMENT. Make or have, or permit an Subsidiary of Borrower to make or have, any Restricted Investment.

             5.2.9 CHANGE IN BUSINESS. With respect to each Loan Party, make or permit any Subsidiary to make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), except that (a) a Subsidiary of a Borrower may dissolve so long as its assets are transferred to such Borrower or any other subsidiary, and there exists no Event of Default after giving effect thereto.

             5.2.10 ACCOUNTING POLICIES AND PROCEDURES. Permit any material change in its or its Subsidiaries' accounting policies and procedures, other than as required or permitted by GAAP, including a change in fiscal year, without the prior consent of Lender.

             5.2.11 AMENDMENT OF DOCUMENTS.

                   (a)   Modify,   amend,    supplement   its   Certificate   of
Incorporation or by-laws in any way that is adverse to the Lender.

                   (b) Modify, amend or supplement, agree to modify, amend or supplement, or consent to the modification, amendment or supplement of any documents evidencing or relating to any Subordinated Debt, without the express prior written consent of Lender.

         5.3 SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, so long as the Commitment remains in effect, and for so long as there are any Obligations outstanding to Lender, the Borrower, covenants and agrees that it shall:

             5.3.1 WORKING CAPITAL. Maintain as of the end of each fiscal quarter for Borrower, Working Capital of no less than $50,000,000.

             5.3.2 CONSOLIDATED LEVERAGE RATIO. Not permit the ratio of its Consolidated Unsubordinated Indebtedness to its Consolidated Tangible Net Worth to be greater than 1.0 to 1.

             5.3.3 CONSOLIDATED TANGIBLE NET WORTH. Maintain as of the end of each fiscal quarter a Consolidated Tangible Net Worth of not less than $175,000,000.

             5.3.4 CAPITAL EXPENDITURES. Not permit the sum of Borrower's Capital Expenditures plus Dividends minus Net Proceeds to exceed $10,000,000 for any fiscal year of the Borrower, commencing with the fiscal year ending February 28, 2004.

             5.3.5 MAXIMUM NET OPERATING LOSS. Not permit the Net Operating Loss after Taxes to exceed (a) $10,000,000 for any fiscal quarter, or for the four consecutive fiscal quarters, ending March 1, 2004; or (b) $8,000,000 for any fiscal quarter, or any four consecutive fiscal quarters, thereafter.

SECTION 6: CONDITIONS PRECEDENT

         6.1 CONDITIONS PRECEDENT TO EFFECTIVENESS AND INITIAL LOAN AND/OR LETTER OF CREDIT. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, the effectiveness of the Lender's commitment to extend credit under this Agreement is subject to satisfaction of each of the following conditions precedent, and Lender shall not be required to make the initial Loan or any subsequent Loan or issue the initial or any subsequent Letter of Credit under this Agreement unless and until each of the following conditions has been satisfied:

             6.1.1 DOCUMENTATION. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith, all in form and substance satisfactory to Lender and its counsel, including, without limitation, the following:

                   (a) Certified copies of (i) resolutions of Borrower authorizing the execution and delivery of this Agreement and the Loan Documents and the performance of all transactions contemplated hereby and thereby, (ii) Borrower's by-laws, and (iii) an incumbency certificate of Borrower listing the Authorized Officers;

                   (b) A copy of the articles or certificate of incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

                   (c) Good standing certificate for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation;

                   (d) A closing certificate signed by a senior executive officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 4 hereof are true and correct on and as of such date; and (ii) on such date no Event of Default has occurred or is continuing;

                   (e) Borrower shall have executed and delivered to Lender the Note;

                   (f) The favorable, written opinion of counsel to Borrower as to the transactions contemplated by this Agreement and any of the other Loan Documents as required by Lender;

                   (g) Payment of any fees and expenses owing to Lender hereunder;

                   (h) Payment of reasonable legal fees and expenses of Lender;

                   (i) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters; and

                   (j) All legal matters incident to the effectiveness of this Agreement shall be satisfactory to counsel to Lender.

             6.1.2 NO DEFAULT. No Event of Default shall exist.

             6.1.3 OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

             6.1.4 NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body (i) to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby or (ii) which relates to the assets, business operations or obligations of any Loan Party which (in Lender's judgment) could have a material adverse effect upon the creditworthiness, condition, operations or prospects (financial or otherwise) of such Loan Party.

             Upon the fulfillment of all of the foregoing conditions, the Borrower shall deliver to the Lender a representation letter in the form attached  hereto as Exhibit 6.1,  stating that all of the  conditions of Section
6.1 have been satisfied, such representation letter to be signed and acknowledged by Lender.

         6.2 CONDITIONS TO EACH LOAN AND LETTER OF CREDIT. The obligation of Lender to make each Loan or to issue each Letter of Credit hereunder (in each case, an "extension of credit") (including the initial extension of credit to be made hereunder) is subject to the satisfaction of the following conditions precedent:

             6.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Loan Parties herein and in the other Loan Documents and which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such extension of credit as if made on and as of such date (except for those which expressly relate to an earlier date);

             6.2.2 NO EVENT OF DEFAULT. No Event of Default shall exist on the date of such extension of credit or after giving effect to the extension of credit to be made on such date;

             6.2.3 RECEIPT OF NOTICE OR REQUEST. Lender shall have received a Borrowing Notice for borrowing in accordance with Section 3.1.1 hereof or a request for the issuance of a Letter of Credit in accordance with Section 1.3 hereof; and

             6.2.4 LEGAL MATTERS. All legal matters incident to such extension of credit shall be satisfactory to counsel to Lender.

         Each request for an extension of credit (including continuations and conversions) and each acceptance by Borrower of an extension of credit (including continuations and conversions) shall be deemed to constitute a representation and warranty by Borrower as of the date of such extension of credit that the applicable conditions in Sections 6.2 have been satisfied.

SECTION 7: EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         7.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "Event of Default":

             7.1.1 PAYMENT OF PRINCIPAL. Borrower shall fail to make any payment of principal owing hereunder or under the Note, on the due date thereof (whether due at stated due date, maturity, upon acceleration, or otherwise).

             7.1.2 PAYMENT OF INTEREST, FEES AND OTHER OBLIGATIONS. Borrower shall fail to make any payment of interest, fees or expenses owing hereunder or under the Note, within five (5) Business Days after the date such payment is due and payable (whether due at stated due date, maturity, upon acceleration, or otherwise).

             7.1.3 PAYMENT OF OTHER OBLIGATIONS. Borrower shall fail to pay any other of the Obligations (excluding those set forth in Sections 7.1.1 and 7.1.2), on the due date thereof (whether due at stated due date, maturity, upon acceleration, or otherwise) and such failure shall continue beyond five (5) Business Days after demand therefor.

             7.1.4 MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 6.2 hereof.

             7.1.5 BREACH OF COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement and the breach of such covenant is not cured within thirty (30) days after the sooner to occur of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

             7.1.6 DEFAULT UNDER OTHER AGREEMENTS. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in the Other Agreements or other Loan Documents and such default is not cured within thirty (30) days after notice from the Bank of such default.

             7.1.7 OTHER DEFAULTS. There shall occur any default or event of default on the part of a Borrower under any agreement, document or instrument to which such Borrower is a party or by which a Borrower or any of its Property is bound, creating or relating to any Indebtedness for Money Borrowed (other than the Obligations) in excess of $1,000,000 ("Material Debt"), and such default or event of default results in material Debt becoming due prior to its scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Debt to cause any Material Debt to become due prior to its scheduled maturity or payment date, PROVIDED that this Section 7.1.7 shall not apply to secured Indebtedness for Money Borrowed that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness for Money Borrowed.

             7.1.8 INSOLVENCY AND RELATED PROCEEDINGS. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against a Borrower, the continuation of such proceeding, unstayed, for more than 60 days), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

             7.1.9 BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of a Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or substantially all of its business affairs.

             7.1.10 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the Pension Benefit Guaranty Corporation to institute proceedings to terminate any Employee Pension Benefit Plan or for the appointment by the appropriate United States district court of a trustee for any Employee Pension Benefit Plan, pursuant to Section 4042, or if any shall be terminated in a "distress termination" pursuant to Section 4041(c) or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Employee Pension Benefit Plan.

             7.1.11 CHALLENGE TO AGREEMENT. A Loan Party shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, or the legality or enforceability of any of the Obligations.

             7.1.12 JUDGMENTS OR EXECUTIONS. One or more judgments for the payment of money in an aggregate amount in excess of $500,000 above any applicable insurance coverage therefore shall be rendered against the Borrower and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment.

         7.2 REMEDIES. Upon or at any time after the occurrence and during the continuance of an Event of Default, Lender may, by written notice to Borrower
(i) terminate the Commitment, and/or (ii) declare the Note or any portion of the Obligations to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, PROVIDED that if an event specified in Section 7.1.8 hereof shall have occurred, the Commitment shall automatically and immediately terminate, the Note and all Obligations shall automatically and immediately become due and payable, and Lender in each instance shall have the right to exercise its rights hereunder, under the other Loan Documents and as otherwise permitted by law.

         7.3 REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security shall not operate as a waiver of such performance, rights, powers and remedies, but all such requirements, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied and this Agreement has been terminated. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Document shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 8: MISCELLANEOUS

         8.1 INDEMNITY. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including attorneys' fees and legal expenses) to the extent resulting from Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Notwithstanding any contrary provision in this Agreement, (i) the obligation of Borrower under this Section
8.1 shall survive the payment in full of the Obligations and the termination of this Agreement, and (ii) the indemnity provided herein shall not be available to the extent any such liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender arises from Lender's gross negligence or willful misconduct.

         8.2 MODIFICATION OF AGREEMENT; SALE OF INTEREST; PARTICIPATIONS. (a) This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder to any other bank or financial institution. Provided no Event of Default exists or is continuing, Lender may not sell, assign, transfer, or otherwise dispose of this Agreement and any of the other Loan Documents to an entity other than a bank or financial institution without Borrower's prior written consent, such consent not to be unreasonably withheld. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations so assigned; provided, however, that Lender shall not assign the Obligations to nor divide the Obligations among, more than three financial institutions at any one time; provided, however, that any such assignee must be a United States lending office of such financial institution. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents.

             8.2.1 In furtherance and without limiting the foregoing, Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a "Participation") participating interests in the any or all of the liabilities held by the Lender hereunder and under the Note. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to any Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder. Lender may furnish any information concerning any Borrower in its possession from time to time to prospective Participants, provided that Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

         8.3 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.4 SUCCESSORS AND ASSIGNS. This Agreement, the other Loan Documents, the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of the Loan Parties thereto and Lender.

         8.5 CUMULATIVE EFFECT; CONFLICT OF TERMS. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         8.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature by facsimile shall bind the parties hereto.

         8.7 NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by personal delivery against receipt, by overnight courier or by facsimile and shall be effective upon receipt, addressed as follows:

              If to Lender:         Israel Discount Bank of New York
                                    511 Fifth Avenue
                                    New York, New York 10036
                                    Attention: Douglas Bottner, Vice President
                                    Facsimile No.: (212) 599-4276

              With a copy to:       (except for Notices  and  communications  of
                                    financial reports or Notices of borrowings, conversions, continuations or prepayments)

                                    Zeichner Ellman & Krause LLP
                                    575 Lexington Avenue
                                    New York, New York 10022
                                    Attention: Mark W. Schlussel, Esq.
                                    Facsimile No.: (212) 753-0396

              If to Borrower:       Syms Corp.
                                    One Syms Way
                                    Secaucus, New Jersey 07094
                                    Attention: Antone F. Moreira, Vice President
                                    Facsimile No.: 201-902-9874

              With a copy to:       Bryan Cave LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attention: Michael Rosen, Esq.

or to such other address as each party may designate for itself by notice given in accordance with this Section 8.7.

         8.8 ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

         8.9 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         8.10  GOVERNING  LAW;  CONSENT  TO  FORUM.   THIS  AGREEMENT  HAS  BEEN
NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW

YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY COURT WITHIN THE STATE OF NEW YORK, AND EACH PARTY HEREBY WAIVES ANY OBJECTION WHICH PARTIES MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL TO THE PARTIES AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SHALL BE EFFECTIVE UPON RECEIPT. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         8.11 WAIVER OF JURY TRIAL. THE PARTIES MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THE TRANSACTION CONTEMPLATED HEREBY.

         8.12 RIGHT OF SET-OFF. Each Loan Party hereby grants to Lender, a lien, security interest and right of setoff as security for all liabilities and Obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender, or in transit to any of them. At any time after the occurrence and during the continuance of any Event of Default without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or Obligation of any Loan Party even though unmatured.

         8.13 USURY. All agreements between any Loan Party and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced by the

Note or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced by the Notes exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Loan Parties and Lender in the execution, delivery and acceptance of the Notes to contract in strict compliance with the laws of the State of New York from time to time in effect. If, from any circumstance whatsoever, fulfillment of any provision hereof or of said agreements at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest. This provision shall control every other provision of all agreements between the Loan Parties and Lender.

         8.14 TREATMENT OF CERTAIN INFORMATION. The Lender agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any Subsidiary pursuant to the Loan Documents which (i) is clearly identified by such Person as being confidential at the time the same is delivered to such Loan Party or (ii) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder ("information"), PROVIDED that nothing herein shall limit the disclosure of any information (a) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (b) to auditors and accountants thereof, (c) to the extent such information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to Lender on a non-confidential basis from a source other than the Borrower or any of its Affiliates or (C) was available to the Lender on a non-confidential basis prior to its disclosure to any of them by the Borrower or any of its Affiliates; and
(d) to the extent the Borrower shall have consented to such disclosure in writing. Notwithstanding anything herein to the contrary, the Lender may disclose to any and all persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinion or other tax analyses) that are provided to the Lender relating to such tax treatment and tax structure.

                          SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

BORROWER:                           SYMS CORP.

                                    By:    /s/ MARCY SYMS
                                           --------------
                                    Name:  Marcy Syms
                                    Title: Chief Executive Officer

LENDER:                             ISRAEL DISCOUNT BANK OF NEW YORK

                                    By:    /s/ LISSA L. BAUM
                                           -----------------
                                           Lissa L. Baum
                                           Executive Vice President

                                    By:    /s/ DOUGLAS BOTTNER
                                           -------------------
                                           Douglas Bottner
                                           Vice President

                                   APPENDIX A

                               GENERAL DEFINITIONS

         When used in the Loan Agreement dated as of November [5], 2003 by and between Israel Discount Bank of New York, as Lender, and Syms Corp., as Borrower, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         ACQUISITION - as defined in Section 5.2.1 of this Agreement.

         ADJUSTED LIBOR RATE - for any LIBOR Interest Period applicable to any LIBOR Rate Loan, the rate per annum as determined on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for deposits, for a period of time comparable to such LIBOR Interest Period, in U.S. Dollars as it appears on the Dow Jones Telerate Service page 3750 (or such other pages as may replace page 3750 on that service or such other service as may by nominated by the BBA for the purpose of displaying BBA Interest Settlement Rates) as of 11:00 a.m. London time on the day that is two (2) Business Days prior to the beginning of such LIBOR Interest Period; provided, however, if the rate described above does not so appear on any applicable interest determination date, the Adjusted LIBOR Rate shall be the rate for deposits in dollars for a period substantially equal to the interest period on the Reuters Page LIBO (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates) as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the beginning of such LIBOR Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days prior to the beginning of such LIBOR Interest Period preceding the first day of such LIBOR Rate Loan as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of all of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Rate Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Business Days preceding the first day of such LIBOR Rate Loan. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that the Adjusted LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve system shall impose a Reserve Percentage with respect to Libor deposits of Lender, then for any period during which such Reserve Percentage shall apply, the Adjusted LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         AFFILIATE - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person;

(ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

         AGREEMENT - the Loan Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

         APPLICABLE MARGIN - means the following percentage points with respect to the Floating Rate or Adjusted LIBOR Rate, as applicable.

  ----------------------------------------------------------------------------
    LIBOR RATE LOAN APPLICABLE MARGIN   FLOATING RATE LOAN APPLICABLE MARGIN
  ----------------------------------------------------------------------------
                  2.50%                                  0%
  ----------------------------------------------------------------------------

         AUTHORIZED OFFICER - any officer of Borrower authorized by resolution of the Board of Directors of Borrower to execute documents, instruments, certificates and agreements on behalf of Borrower in favor of Lender and who is identified on either the incumbency certificate referenced in Section 6.1 herein or any updated incumbency certificate of the Borrower delivered to the Lender.

         AVAILABLE COMMITMENT - at a particular time, an amount equal to the amount by which the Commitment exceeds the sum of (i) the aggregate unpaid principal amount at such time of all Loans made pursuant to Section 1.1, and
(ii) the Lender Letter of Credit Obligations.

         AVAILABLE LETTER OF CREDIT COMMITMENT - at any date shall mean the lesser of (a) the difference between the Letter of Credit Sublimit and the Lender Letter of Credit Obligations at such date and (b) the Available Commitment at such date.

         BORROWING DATE - the Business Day specified in a Borrowing Notice delivered pursuant to Section 3.1.1 as the date on which Borrower requests a Loan.

         BORROWING NOTICE - as defined in Section 3.1.1 of the Agreement.

         BUSINESS DAY - any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required to close and, if the applicable day relates to a LIBOR Rate Loan or a LIBOR Interest Period, the day on which dealings in dollar deposits are also carried on in the London interbank market.

         CAPITAL  EXPENDITURES  - cash  expenditures  made  for the  acquisition
(other than in connection with an Acquisition) of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal
portion  of  Capitalized  Lease  Obligations  excluding   expenditures  for  the
replacement of any assets leased under a Capitalized Lease Obligation in connection with a casualty or loss thereof.

         CAPITALIZED   LEASE  OBLIGATION  -  any  Indebtedness   represented  by
obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         COMMITMENT - as defined in Section 1.1 hereof.

         COMMITMENT TERMINATION DATE - May 1, 2005

         CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         CONSOLIDATED AND CONSOLIDATING - the consolidation and consolidating in accordance with GAAP of the accounts or other items as to which such term applies.

         CONSOLIDATED CURRENT ASSETS shall mean, at any time, the consolidated current assets of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

         CONSOLIDATED   CURRENT   LIABILITIES  shall  mean,  at  any  time,  the
consolidated current liabilities of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

         CONSOLIDATED NET INCOME shall mean, for any period, net income of the Borrower and its Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP.

         CONSOLIDATED TANGIBLE NET WORTH as of any date shall mean the excess of the Consolidated assets of the Borrower and its Consolidated Subsidiaries over their Consolidated liabilities, all as determined in accordance with GAAP, but excluding from such Consolidated assets all items that would be considered "intangible assets" under GAAP and excluding from Consolidated liabilities all Subordinated Debt.

         CONSOLIDATED UNSUBORDINATED INDEBTEDNESS as of any date shall mean all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis other than Subordinated Debt.

         CREDIT FACILITY - the credit facility established by Lender for the making of Loans and the issuance of Letters of Credit pursuant to the Agreement.

         CREDIT PERIOD - as defined in Section 1.1 hereof.

         DEFAULT - an event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         DEFAULT RATE - in respect of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate of interest per annum during the period commencing on the due date thereof until such Loans are paid in full equal to (a) in respect of the principal amount of Floating Rate Loans, 3% in excess of the Prime Rate as in effect from time to time plus the Applicable Margin, and (b) in respect of the principal amount of LIBOR Rate Loans, 3% in excess of the Adjusted LIBOR Rate in effect thereon at the time of such default plus the Applicable Margin until the end of the then current LIBOR Interest Period therefor and, thereafter, 3% in excess of the Prime Rate as in effect from time to time plus the Applicable Margin; and in respect of other amounts payable by any Borrower hereunder (including interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 3% in excess of the Prime Rate as in effect from time to time plus the Applicable Margin.

         DEFICIENCY BALANCE FEE - as defined in Section 2.5 of the Agreement.

         DIVIDENDS shall mean all dividends declared or paid by the Borrower, whether in cash or by the distribution of property (other than capital stock of the Borrower), and any money or other property paid or distributed by the Borrower in connection with the purchase, redemption, cancellation or retirement of any capital stock of the Borrower.

         DOLLARS OR $ OR US$ - lawful currency of the United States of America.

         EMPLOYEE PENSION BENEFIT PLAN - means any employee pension benefit plan, as defined in Section 3(2) of ERISA, now or hereafter maintained for employees of Borrower.

         ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, permits, guidance, orders and consent decrees relating to protection of the environment.

         ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

         EVENT OF DEFAULT - as defined in Section 7.1 of the Agreement.

         FLOATING RATE - a rate of interest equal to the Prime Rate plus the Applicable Margin.

         FLOATING RATE LOANS - collectively, all Loans bearing interest at the Floating Rate.

         GAAP - generally accepted accounting principles in the United States of America, as in effect from time to time.

         HAZARDOUS MATERIALS - any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted pursuant thereto, or in any other Environmental Law.

         INDEBTEDNESS - as applied to a Person means, without duplication

SECTION 1: all items, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at


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

the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

             (ii) all obligations of other Persons which such Person has guaranteed,

             (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

             (iv) in the case of Borrower, the Obligations.

         INDEBTEDNESS FOR MONEY BORROWED - means (i) Indebtedness arising from the lending of money by any Person to the Borrower, including Indebtedness (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) that was issued or assumed on a deferred basis as full or partial payment for Property (other than obligations, if any, to retail or wholesale customers in respect of deposits, lay-a-way payments or other similar obligations); (ii) Indebtedness that constitutes a Capitalized Lease Obligation; (iii) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (iv) Indebtedness of a Loan Party under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by a Loan Party.

         LETTER OF CREDIT SUBLIMIT - $20,000,000.

         LENDER LETTER OF CREDIT OBLIGATIONS - at any date shall mean the sum of
(a) the aggregate undrawn amount at such date of all outstanding Letters of Credit issued by Lender pursuant to this Agreement, plus (b) the amount of all Unpaid Drawings relating to such Letters of Credit, less cash collateral securing the same.

         LETTER(S) OF CREDIT - any standby or documentary letter of credit issued under the terms hereof.

         LIBOR BASED RATE - a rate of interest on the Loans equal to the Adjusted LIBOR Rate plus the Applicable Margin.

         LIBOR INTEREST PERIOD - a period of one, two or three months duration during which the LIBOR Based Rate is applicable.

         LIBOR RATE LOANS - collectively, all Loans bearing interest at the LIBOR Based Rate.

         LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract and including, without limitation, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         LINE FEE - as defined in Section 2.3 of the Agreement.

         LOAN DOCUMENTS - the Agreement, the Notes and the Other Agreements, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

         LOANS - all loans and advances of any kind made by Lender pursuant to the Agreement.

         LOAN  PARTY  - each  of  Borrower  and any  Significant  Subsidiary  of
Borrower.

         MAXIMUM REVOLVING CREDIT AMOUNT - $20,000,000.

         MULTIEMPLOYER PLAN - means a Plan which is described in Section 4001(a)(3) of ERISA.

         NET OPERATING LOSS AFTER TAXES means, for any period, the operating loss of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP adjusted for provision for income taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

         NET PROCEEDS - for any period, the net cash proceeds received by the Borrower and its Subsidiaries on a Consolidated basis during such period in connection with the sale, transfer or other disposition of any fixed assets.

         NOTE - the Revolving Credit Note.

         OBLIGATIONS - all Loans, Unpaid Drawings, Lender Letter of Credit Obligations, and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower, or either of them, to Lender of any kind or nature, present or future, arising under the Agreement or any of the other Loan Documents and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes without limitation, all interest, charges, fees, expenses, attorneys' fees, and any other sums chargeable to Borrower under any of the Loan Documents.

         OTHER AGREEMENTS - any and all agreements and instruments (other than the Agreement), heretofore, now or hereafter executed by Borrower, any other Loan Party, or any guarantor, and delivered to Lender in respect of the transactions contemplated by the Agreement, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

         PARTICIPATION - as defined in Section 11.3(b) of the Agreement.

         PERMITTED ACQUISITION - an Acquisition by any Borrower or its Subsidiaries which satisfies all of the following requirements: (a) no Event of Default exists hereunder or would exist immediately after giving effect to such Acquisition; (b) the Purchased Business engages in the same, similar or related lines of business as Borrower's; (c) in the case of a merger or consolidation, and in other cases where appropriate, the board of directors or other governing body of the other Person which is the subject of the transaction of merger or consolidation shall have approved such Acquisition; (d) the Loan Parties shall have delivered to Lender a certificate from the chief financial officer of Borrower stating that the Acquisition constitutes a Permitted Acquisition (as defined under the Loan Agreement) and will not result, immediately after giving effect thereto, in Event of Default, together with: (i) a compliance certificate demonstrating financial covenant compliance under Section 5.3 before giving effect to such Acquisition; and (ii) a pro forma compliance certificate demonstrating that, upon giving effect to such Acquisition on a PRO FORMA basis (i.e., calculations being made after giving effect to the Acquisition during the tested period as if such transaction had occurred on the first day of such period), the Loan Parties shall be in compliance with all of the covenants set forth in Section 5.3; (e) the consideration (including cash consideration and any assumption of Indebtedness for Money Borrowed, but excluding consideration consisting of any capital stock of Borrower issued to the seller or the capital stock or other Property which is the subject of the Acquisition) paid, shall not exceed $2,500,000 for any one Acquisition (whether in one instance or series of related transactions) or $5,000,000 in the aggregate for all Acquisitions in any twelve month period without the consent of Lender; and (f) Borrower shall have given Lender ten (10) days written notice prior to the consummation of such Acquisition.

         PERMITTED LIENS - any Lien of a kind specified in Section 5.2.5 of the Agreement.

         PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other Purchase Money Indebtedness of Borrower and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $1,000,000.

         PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, unincorporated organization, or a government or agency or political subdivision thereof, or any other type of entity.

         PRIME RATE - a fluctuating per annum rate of interest so designated or publicly announced from time to time by Lender as its prime rate for commercial loans. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

         PROJECTIONS - Borrower's forecasted Consolidated and Consolidating (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness for Money Borrowed (other than the Obligations) incurred at the time of or within 90 days prior to or after the acquisition or construction of any fixed assets for the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time. Purchase Money Indebtedness shall not include any Capitalized Lease Obligation.

         PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets (which shall be deemed to include all accessions thereto, proceeds thereof and appurtenances (whether tangible or intangible) thereto), the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         PURCHASED BUSINESS - the business purchased in an Acquisition.

         REGULATION D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

         RENTALS - means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

         REPORTABLE EVENT - any of the events set forth in Section 4043(b) of ERISA with respect to which the PBGC has not waived the notice requirement provided for in that Section.

         RESERVE - for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to Lender on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which Lender is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

         RESERVE PERCENTAGE - for Lender on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Lender is subject) for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for "Eurocurrency liabilities" as defined in Regulation D, in each case used to fund a LIBOR Rate Loan subject to an Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

         RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

             (i) investments in one or more Subsidiaries of the Borrower and investments by one or more Subsidiaries of the Borrower in the Borrower or any other Subsidiary thereof;

             (ii) property (excluding real property) to be used in the ordinary course of business;

             (iii) current assets arising from the sale of goods and services in the ordinary course of business of a Borrower;

             (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

             (v) investments in certificates of deposit, bankers acceptances and other "money market instruments" maturing within one year from the date of acquisition issued by Israel Discount Bank of New York or any of its subsidiaries and Affiliates or by any other financial institution organized under the laws of the United States, any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

             (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

             (vii) repurchase agreements maturing not more than 90 days after the acquisition thereof, entered into with any bank or trust company organized under the laws of the United States of America, any State thereof having capital and surplus in an aggregate amount of not less than $500,000,000 relating to United States of America government obligations;

             (viii) mutual funds that invest in any of the foregoing;

             (ix) Permitted Acquisitions; and

             (x) investments permitted by Section 5.2.2;

             (xi) Capital Expenditures permitted by section 5.3.4; and

             (xii) other investments having an aggregate outstanding unrecovered cost not in excess of $500,000.

         REVOLVING CREDIT LOANS - revolving credit loans made by Lender to Borrower during the Credit Period pursuant to Section 1.1 of the Agreement.

         REVOLVING CREDIT NOTE - the promissory note in substantially the form of Exhibit A hereto, to be executed by Borrower in favor of Lender to evidence Borrower's obligation to repay the Revolving Credit Loans.

         SECURITY - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         SIGNIFICANT SUBSIDIARY - shall have the same meaning as set forth in Rule 1-02 of Regulation S-X as promulgated by the Securities and Exchange Commission.

         SINGLE EMPLOYER PLAN - means an Employee Benefit Plan which is described in Section 4001(a)(15) of ERISA.

         SOLVENT - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's liabilities (including contingent debts), (ii) is able to pay all of its liabilities as such liabilities mature and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         SUBORDINATED DEBT - unsecured Indebtedness for Money Borrowed of Borrower or any Subsidiary of Borrower that is subordinated to the Obligations in a manner, under terms and subject to a written agreement satisfactory to Lender.

         SUBSIDIARY - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

         UNPAID DRAWINGS - as defined in Section 1.3.

         VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         WORKING CAPITAL as of any date shall mean Consolidated Current Assets minus Consolidated Current Liabilities.

         CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.